EXHIBIT 12.B TO FORM N-CSR

CERTIFICATION

PURSUANT TO SECTION 906

OF THE

SARBANES-OXLEY ACT

We, Roland G. Caldwell, Jr., President and H. Lee Thacker, Jr., Secretary and Treasurer of Institutional Investor Trust (the “Registrant”), certify to the best of our knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended July 27, 2016 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 8, 2017	/s/ Roland G. Caldwell, Jr.
Roland G. Caldwell, Jr. President

Date: February 8, 2017	/s/ H. Lee Thacker, Jr.
H. Lee Thacker, Jr. Secretary and Treasurer